FORM OF CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
This Confidentiality and Restrictive Covenant Agreement (“Agreement”) is entered into between Santander Consumer USA Inc., Santander Consumer USA Holdings, Inc. (collectively “Santander” or the “Company”), and _________________________ (“Employee”). In exchange for the mutual promises and obligations in this Agreement, Santander and Employee agree as follows:
1.NO ALTERATION OF EMPLOYMENT RELATIONSHIP. Nothing in this Agreement is intended to alter the nature of the relationship between Employee and the Company. The terms and conditions of employment for employees that have executed separate, specific employment agreements will continue to be governed by such agreements except to the extent altered herein. Employment for employees that have not signed separate, specific employment agreements remains “at will,” and either the employee or the Company may terminate the employee’s employment at any time, with or without notice, for any or no reason and with or without cause. Nothing in this Agreement shall constitute a promise or contract of employment for any particular duration, for any specified rate of pay, under any specified terms and conditions, or for any specific job function.
2.AGREEMENT TO PROVIDE CONFIDENTIAL INFORMATION. Santander agrees to furnish Employee with Confidential Information related to Santander during Employee’s employment. Employee acknowledges that this Confidential Information is furnished for the purpose of enabling Employee to access and provide service to the Company and its customers. Employee acknowledges and agrees that the Company’s business is to a large extent based upon Confidential Information, and that the Company’s provision of this Confidential Information justifies the restrictions provided for in this Agreement.
For purposes of this Agreement, the term “Confidential Information” shall mean information that Santander owns or possesses, that Santander has developed, that it uses or that is potentially useful in the business of the Company, and/or that the Company treats as proprietary, private, or confidential. Confidential Information includes, but is not limited to, (a) inventions, ideas, processes, formulas, data, lists, programs, internal memos, other works of authorship, know-how, improvements, discoveries, trade secrets, developments, designs, and techniques relating to the business or proposed business of Santander; (b) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customer lists, cost structures, customer needs/preferences, the identity of Santander’s automotive dealer partners, and the terms of the relationship between Santander and the automotive dealerships; and (c) information regarding the skills and capabilities of other employees, consultants, vendors, and contractors for Santander that the Company desires to protect against disclosure or competitive use.
3.NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee agrees not to, either during or after Employee’s employment, use or disclose such Confidential Information for any reason other than in the performance of Employee’s duties.
Employee’s obligation not to disclose Confidential Information does not apply to information that: (a) is or becomes generally available to the public other than as a result of disclosure by Employee; or (b) Employee is legally required by law, subpoena, or judicial/regulatory process, provided, however, that in the event Employee is legally required to disclose such information, Employee agrees to provide the Company with prompt notice thereof so that the Company may, in the Company’s sole discretion, seek an appropriate protective order.
4.RESTRICTIVE COVENANTS. Employee acknowledges that: (a) during Employee’s employment with Santander, Employee will obtain Confidential Information; (b) the Confidential Information has been developed and created by Santander at substantial expense and the Confidential Information constitutes valuable proprietary assets of the Company; (c) Santander will suffer substantial damage which will be difficult to compute if Employee should solicit or interfere with the Company’s employees, clients, customers, vendors, or suppliers or should divulge Confidential Information relating to the business of the Company; (d) the provisions of this Agreement are reasonable and necessary for the protection of Santander’s business and the Confidential Information; (e) Santander would not have provided Employee with Confidential Information unless Employee agreed to be bound by the terms hereof; and (f) the provisions of this Agreement will not preclude Employee from other gainful employment.
For these reasons, Employee agrees to the following restrictive covenants designed to protect the Confidential Information:

(i)
Non-Competition: Employee shall not, during the Restricted Period, without the prior written consent of Santander, directly or indirectly, on Employee’s behalf or on behalf of or in conjunction with others, as a contractor, agent, shareholder, owner, partner, director, officer, principal, member, employee, or in any other capacity or manner whatsoever, for Employee’s own benefit or for the benefit of any other person or entity, render services or advice to, accept employment with, lend Employee’s name or credit to, work for, participate in the ownership, management, operation, financing, or control of, an entity currently engaged in, or desiring to become engaged in, Competing Activities in the Restricted Area. Notwithstanding the foregoing, nothing in this Agreement restricts Employee from owning less than 1% of any class of securities of such entity as a passive investor, if such securities are listed on a national securities exchange. Employee understands that this provision does not restrict Employee from accepting any employment with any entity that does not engage in Competing Activities.

(ii)
Non-Solicitation: Employee shall not, during the Restricted Period, without the prior written consent of Santander, directly or indirectly, on Employee’s behalf or on behalf of or in conjunction with others, as a contractor, agent, shareholder, owner, partner, director, officer, principal, member, employee, or in any other capacity or manner whatsoever, solicit business from, attempt to transact business with, transact business with, or interfere with the Company’s relationship with any Customer or Prospective Customer, vendor, supplier, or contractor of the Company. This restriction applies only to business that is a Competitive Activity.

(iii)
Anti-Raiding: Employee shall not, during the Restricted Period, without the prior written consent of the Company, directly or indirectly, on Employee’s behalf or on behalf of or in conjunction with others, as a contractor, agent, shareholder, owner, partner, director, officer, principal, member, employee, or in any other capacity or manner whatsoever, directly or indirectly solicit for employment, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is, or within the 12-month period immediately preceding the date of any such activity was, an employee or contractor engaged by the Company.

The term “Restricted Period” means during Employee’s employment with the Company and for a period of 12 months thereafter.
The term “Restricted Area” means the United States.
The term “Competing Activity” means any business activity that involves or is related to providing vehicle finance and/or unsecured consumer lending products.
The term “Customer or Prospective Customer” means any client or customer of the Company, or any person or entity with whom the Company has attempted to do business, within the 24-month period prior to the end of Employee’s employment. This term is limited to those clients, customers, persons, or entities: (1) with whom Employee had contact; or (2) about whom Employee received Confidential Information.
5.REMEDIES. Employee acknowledges and agrees that if Employee breaches any of the provisions of this Agreement, the Company will suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that the Company may have, the Company shall be entitled to seek injunctive relief, specific performance, and any other form of equitable relief to remedy a breach or threatened breach of this Agreement and to enforce the provisions of this Agreement. The existence of this right shall not preclude or otherwise limit the applicability or exercise of any other rights and remedies that the Company may have at law or in equity. Santander shall further be entitled to attorneys’ fees and costs associated with obtaining any legal or equitable remedies.
If Employee violates the restrictive covenants of this Agreement and the Company brings legal action for injunctive or other relief, then the Company will not be deprived of the benefit of the full Restricted Period as a result of the time involved in obtaining the relief. Accordingly, Employee agrees that the Restricted Period will have duration of 12 months after termination of employment, and the regularly scheduled expiration date of such Restricted Period will be extended by the same amount of time that Employee is determined to have violated such covenant.
It is further agreed that such covenant will be regarded as divisible, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area, or scope of activities, a court with appropriate jurisdiction shall be authorized to rewrite, substitute, and enforce provisions which are valid; and the validity and enforceability of this Agreement as modified will not be affected.
6.EXCLUSIVITY AND DUTY OF LOYALTY TO THE COMPANY’S INTEREST. Employee agrees that, during Employee’s employment with the Company, Employee shall:

(a)
Work for the best interest of the Company and make Employee’s services available only to the Company and not to Employee’s own account or for any other person or entity without the prior written consent of the Company;

(b)	Not engage in any activity which conflicts or interferes with the performance of any of the duties and/or responsibilities assigned to Employee by the Company;

(c)	Promptly disclose to the Company, and not divert, any business opportunities or prospective customers of which Employee becomes aware;

(d)	Promptly disclose any solicitation of any of the Company’s current, former, or prospective customers or employees by any competitor of the Company of which Employee becomes aware;

(e)	Not act to antagonize or oppose the interests of the Company; and

(f)	Not take advantage of any opportunity that Employee’s position may provide to profit beyond the agreed compensation and benefits.
7.OWNERSHIP OF WORK PRODUCT. Employee acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information, and all similar or related information (whether or not patentable) that relate to Santander’s actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Employee (either solely or jointly with others) while engaged or employed by the Company (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, and Employee hereby assigns, and agrees to assign, all of the above Work Product to the Company. Any copyrightable work prepared in whole or in part by Employee in the course of Employee’s work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and Santander shall own all rights therein. To the extent that any such copyrightable work is not a “work made for hire,” Employee hereby assigns and agrees to assign to Santander all right, title, and interest, including without limitation, copyright in and to such copyrightable work. Employee shall promptly disclose such Work Product and copyrightable work to the Company and perform all actions reasonably requested by the Company (whether during or after the term of Employee’s employment with the Company) to establish and confirm the Company’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).
8.RETURN OF MATERIALS. Upon the termination of Employee’s employment for any reason or upon the Company’s request at any time, Employee shall immediately return to Santander all of the Company’s property, including, but not limited to, mobile phone, personal digital assistant (PDA), keys, pass cards, credit cards, confidential or proprietary lists (including, but not limited to, customer, supplier, licensor, and client lists), rolodexes, tapes, laptop computer, software, computer files, marketing and sales materials, and any other property, record, document, or piece of equipment belonging to the Company. Employee will not (a) retain any copies of the Company’s property, including any copies existing in electronic form, which are in Employee’s possession, custody, or control or (b) destroy, delete, or alter any property of the Company, including, but not limited to, any files stored electronically, without the Company’s prior written consent. The obligations contained in this paragraph shall also apply to any property which belongs to a third party, including, but not limited to, the Company’s customers, licensors, or suppliers.
9.EMPLOYEE REPRESENTATIONS. Employee represents and warrants that: (a) Employee has full right, power, legal capacity and authority to enter into this Agreement; (b) neither the execution and delivery of this Agreement nor the performance of Employee’s duties as an employee of the Company, will breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under, or require any consent or the giving of any notice under, any contract or instrument to which Employee is a party or by which Employee may be bound; and (c) Employee has disclosed to the Company all legal obligations, if any, owed to previous employers, and agrees not to improperly use or disclose any confidential information or trade secrets of any previous employers.
10.MISCELLANEOUS.

(a)	Governing Law. This Agreement is made under and shall be construed according to the laws of the State of Texas.

(b)
Construction. The parties understand and agree that, should any portion of any clause or paragraph of this Agreement be deemed too broad to permit enforcement to its fullest extent, or should any portion of any clause or paragraph of this Agreement be deemed unreasonable, then said clause or paragraph shall be reformed and enforced to the maximum extent permitted by law. In the event that such portion of any clause or paragraph is deemed incapable of reform, the offending language shall be severed, and the remaining terms and provisions of this Agreement shall remain unaffected, valid, and enforceable for all purposes.

(c)
Waiver. The waiver by either party of the breach of any of the terms and conditions of, or any right under this Agreement, shall not be deemed to constitute the waiver of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

(d)
Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by written amendment, such amendment to become effective on the date stipulated therein. Employee acknowledges and represents that in executing this Agreement, Employee did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by the Company, except as expressly contained in this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns (if any).

I, _______________________________, acknowledge that I have carefully read this entire Agreement and understand the nature and extent of the obligations I am assuming hereunder.

________________________________________            __________________
EMPLOYEE SIGNATURE                     DATE

FOR SANTANDER

__________________
DATE
Name:

Title:

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